RESIDENTIAL MORTGAGE FINANCE

$1,288,119,000

(Approximate)

RALI 2006-QO8

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-QO8

RALI Grantor Trust I-A1A, Series 2006-QO8

RALI Grantor Trust I-A2A, Series 2006-QO8

RALI Grantor Trust I-A5A, Series 2006-QO8

FINAL TERM SHEET

Residential Accredit Loans, Inc.

Depositor

Residential Funding Company, LLC

Master Servicer and Sponsor

Deutsche Bank Trust Company Americas

Trustee

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

DISCLAIMER

The Depositor has filed or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer term sheet and term sheet supplement with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from either (i) Residential Funding Company, LLC, 8400 Normandale Lake Blvd., Suite 250, Minneapolis, MN 55437; Attn: Structured Finance or by calling (877) 977-3863, or (ii) Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling (800) 666-2388, Ext 59519.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates of a series, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet is preliminary, and is subject to completion or change. This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

AVAILABLE INFORMATION

The Offered Certificates will be subject to certain risks. This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the related issuer term sheet and term sheet supplement dated October 10, 2006 conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

STATIC POOL INFORMATION

Current static pool data with respect to mortgage loans serviced by Residential Funding Company, LLC is available on the internet at www.gmacrfcstaticpool.com (the “Static Pool Data”). Information presented under (i) “RALI” as the issuer/shelf, (ii) “QO” as the series, and (iii) “2006-QO8” as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data. The Static Pool Data is not deemed to be a part of the prospectus or the depositor’s registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer);
(2)	no representation that these materials are accurate or complete and may not be updated; or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CONTACTS

LEHMAN BROTHERS

Trading		RESIDENTIAL MORTGAGE FINANCE:
Brendan Garvey	(212) 526-8320	Michael Hitzmann (212) 526-5806
Tim Dooley	(212) 526-8320	Nick Stimola	(212) 526-0212
Jaime Arouh	(212) 526-8320	Roderick Eschert	(212) 526-6603

RATING AGENCIES

Moody’s Investors Services:		Standard & Poor’s:
Arif Bekiroglu	(212) 553-7761	Mark Goldenberg	(212) 438-1641

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

Final Term Sheet	Date Prepared: October 31, 2006

$1,288,119,000

RALI Series 2006-QO8 Trust

Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO8

Senior / Subordinate REMIC Certificates

FINAL TERM SHEET

Class	Approximate Size ($) (1)	Initial Coupon(2)	Credit Support (%)(3)	Final Scheduled Distribution Date	Ratings S&P/Moody’s
I-A1A(4)	$279,809,000	1-month LIBOR + 0.09%	19.15%	10/25/2046	AAA/Aaa
I-A1AU(4) (6)	$279,809,000	1-month LIBOR + 0.09%	19.15%	10/25/2046	AAA/Aaa
I-A2A(4) (5)	$132,563,000	1-month LIBOR + 0.15%	19.15%	10/25/2046	AAA/Aaa
I-A2AU(4) (6)	$132,563,000	1-month LIBOR + 0.15%	19.15%	10/25/2046	AAA/Aaa
I-A5A(4)	$51,666,000	1-month LIBOR + 0.17%	19.15%	10/25/2046	AAA/Aaa
I-A5AU(4) (6)	$51,666,000	1-month LIBOR + 0.17%	19.15%	10/25/2046	AAA/Aaa
I-A1B(4)	$51,570,000	1-month LIBOR + 0.14%	9.15%	10/25/2046	AAA/Aaa
I-A3A (4)	$186,854,000	1-month LIBOR + 0.20%	24.15%	10/25/2046	AAA/Aaa
I-A3B (4)	$32,974,000	1-month LIBOR + 0.28%	9.15%	10/25/2046	AAA/Aaa
I-A4A (4)	$34,840,000	1-month LIBOR + 0.28%	19.15%	10/25/2046	AAA/Aaa
I-A4B (4)	$3,871,000	1-month LIBOR + 0.38%	9.15%	10/25/2046	AAA/Aaa
II-A(4)	$409,198,000	1-month LIBOR + 0.20%	9.15%	10/25/2046	AAA/Aaa
II-AX(6)	Notional	Variable	9.15%	10/25/2046	AAA/Aaa
I-AX(6)	Notional	Variable	9.15%	10/25/2046	AAA/Aaa
M-1(4)	$24,058,000	1-month LIBOR + 0.39%	7.30%	10/25/2046	AA+/Aaa
M-2(4)	$23,408,000	1-month LIBOR + 0.41%	5.50%	10/25/2046	AA/Aa1
M-3(4)	$9,753,000	1-month LIBOR + 0.43%	4.75%	10/25/2046	AA-/Aa1
M-4(4)	$14,955,000	1-month LIBOR + 0.53%	3.60%	10/25/2046	A+/Aa3
M-5(4)	$6,502,000	1-month LIBOR + 0.58%	3.10%	10/25/2046	A/A1
M-6(4)	$6,502,000	1-month LIBOR + 0.63%	2.60%	10/25/2046	A-/A2
M-7(4)	$7,152,000	1-month LIBOR +1.05%	2.05%	10/25/2046	BBB+/A3
M-8(4)	$5,852,000	1-month LIBOR + 1.65%	1.60%	10/25/2046	BBB-/Baa2
M-9(4)	$6,502,000	1-month LIBOR + 1.65%	1.10%	10/25/2046	NR/Baa3
(1)	Sizes are approximate and are subject to a +/- 10% variance.
(2)

The Class I-A1A, Class I-A1AU, Class I-A2A, Class I-A2AU, Class I-A5A, Class I-A5AU, Class I-A1B, Class I-A3A, Class I-A3B, Class I-A4A and Class I-A4B Certificates (the “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the “Subordinate Certificates”) will accrue interest at a rate of 1-month LIBOR plus a specified margin subject to the applicable Net Rate Cap (as defined herein). The margin on the Class A Certificates will increase to 2.0 times the stated margin and the margin on the Subordinate Certificates will increase to 1.5 times the stated margin for such class beginning on the Distribution Date occurring after the date on which the Optional Termination Date may first be exercised. 1-month LIBOR for the first Interest Accrual Period will be determined two business days prior to the start of the initial Interest Accrual Period.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

(3)	The Class A Certificates and Subordinate Certificates will have the benefit of credit support provided by (i) excess interest, (ii) overcollateralization and (iii) subordination.
(4)

When losses are such that overcollateralization and the aggregate certificate principal balance of the Subordinate Certificates are reduced to zero, losses on the group I mortgage loans will be allocated concurrently, on a pro rata basis, (i) to the Class I-A1AU, Class I-A2AU, Class I-A5AU and Class I-A1B Certificates, with such losses to be allocated sequentially to (x) the Class I-A1B Certificates and (y) pro rata, to the Class I-A1AU, Class I-A2AU and Class I-A5AU Certificates, (ii) to the Class I-A3A and Class I-A3B Certificates, with such losses to be allocated sequentially to (x) the Class I-A3B Certificates and (y) to the Class I-A3A Certificates and (iii) to the Class I-A4A and Class I-A4B Certificates, with such losses to be allocated sequentially to (x) the Class I-A4B Certificates and (y) to the Class I-A4A Certificates, in that order, until each of their respective certificate principal balances have been reduced to zero. When losses are such that overcollateralization and the aggregate certificate principal balance of the Subordinate Certificates are reduced to zero, losses on the group II mortgage loans will be allocated to the Class II-A Certificates, until their certificate principal balance has been reduced to zero. Any losses allocated to the Class I-A1AU Certificates will reduce the certificate principal balance of the Class I-A1A Certificates until the class certificate balance of the Class I-A1A Certificates is reduced to zero. Any losses allocated to the Class I-A2AU Certificates will reduce the certificate principal balance of the Class I-A2A Certificates until the class certificate balance of the Class I-A2A Certificates is reduced to zero. Any losses allocated to the Class I-A5AU Certificates will reduce the certificate principal balance of the Class I-A5A Certificates until the class certificate balance of the Class I-A5A Certificates is reduced to zero.

(5)

The Class I-A2A Certificates will have the benefit of an interest rate cap agreement that is intended to partially mitigate the interest rate risk that could result from the difference between the pass-through rate on the Class I-A2A Certificates and the weighted average coupon of the related mortgage loans.

(6)	The Class I-A1AU, Class I-A2AU, Class I-A5AU, I-AX and Class II-AX Certificates are not offered hereby.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

TRANSACTION SUMMARY

•	The issuer will be RALI Series 2006-QO8 Trust and the transaction will be found on Bloomberg under the symbol “RALI”.
•

The mortgage loans to be included in the trust fund will be comprised primarily of conventional adjustable-rate 30 and 40 year payment option mortgage loans (the “Option ARMs”), with a Negative Amortization feature, indexed to either (i) the 12-month MTA index, (ii) 1-month LIBOR or (iii) COFI indices all of which are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two loan groups.

•

The Class I-A1A Certificates will have the benefit of a cap agreement that will cover any Net Deferred Interest allocable to the underlying Class I-A1AU Certificates, which comprise the assets of the grantor trust from which the Class I-A1A Certificates are issued.

•

The Class I-A2A Certificates will have the benefit of a cap agreement that will cover any Net Deferred Interest allocable to the underlying Class I-A2AU Certificates, which comprise the assets of the grantor trust from which the Class I-A2A Certificates are issued.

•

The Class I-A2A Certificates will have the benefit of an interest rate cap agreement that is intended to partially mitigate the interest rate risk that could result from the difference between the pass-through rate on the Class I-A2A Certificates and the weighted average coupon of the mortgage loans.

•

The Class I-A5A Certificates will have the benefit of a cap agreement that will cover any Net Deferred Interest allocable to the underlying Class I-A5AU Certificates, which comprise the assets of the grantor trust from which the Class I-A5A Certificates are issued.

•

Cross-Collateralization: The mortgage loan groups in the trust fund will be cross-collateralized. If the Senior Certificates relating to one loan group have been retired, then principal payments on the mortgage loans in that mortgage group will be distributed to the remaining Senior Certificates relating to the other mortgage group.

•

Optional Termination Date: On any Distribution Date following the Distribution Date on which the aggregate stated principal balance of the mortgage loans, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the aggregate stated principal balance of the mortgage loans as of the Cut-off Date, Residential Funding Company, LLC (“RFC”) may, with consent of Lehman Brothers Inc. if a net interest margin transaction with respect to the Class SB Certificates is outstanding, but will not be required to: (i) purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or (ii) purchase all of the certificates.

OFFERED CERTIFICATES

•

The Class I-A1A, Class I-A1B, Class I-A2A, Class I-A3A, Class I-A3B, Class I-A4A, Class I-A4B, Class I-A5A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are actual/360, 1-month LIBOR floating rate Certificates (the “Offered Certificates”) that will be subject to the applicable Net Rate Cap. On the Settlement Date, which is expected to be on or about October 31, 2006, the Offered Certificates will settle with 6 days of accrued interest.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

OFFERED CERTIFICATES (CONT.)

•

The Net Rate Cap with respect to a loan group is generally based on the weighted average of the interest rates of the mortgage loans in that loan group net of certain fees less an annualized rate equal to the interest due on the Class X Certificates divided by the beginning collateral balance for such Distribution Date. A variety of factors could limit the pass-through rate and thereby adversely affect the yields to maturity on the Offered Certificates.

•

The rights of the holders of the Subordinate Certificates (the “Class M Certificates”) to receive distributions of interest and principal will be subordinate to the rights of the holders of the Class I-A1A, Class I-A2A, Class I-A5A, Class I-A1B, Class I-A3A, Class I-A3B, Class I-A4A, Class I-A4B and Class II-A Certificates (the “Senior Certificates”) and the Class I-AX and Class II-AX Certificates (the Class I-AX and Class II-AX Certificates will together be the “Class X Certificates”), as described herein.

NON-OFFERED CERTIFICATES

•

The Class I-AX Certificates will be entitled to interest distributions calculated at a rate equal to the excess, if any, of (x) the net rate cap for the group I mortgage loans over (y) the product of (1) on or prior to the Optional Termination Date, 1-month LIBOR + 0.20% per annum, and in the case where RFC does not exercise its right to the optional termination on the first possible Distribution Date, for each Distribution Date thereafter, 1-month LIBOR + 0.40% per annum and (2) the actual number of days in the related Interest Accrual Period divided by 30, based on a notional balance equal to 20% of the aggregate certificate principal balance of the Class I-A1A, Class I-A2A, Class I-A5A, Class I-A1B, Class I-A3A, Class I-A3B, Class I-A4A and Class I-A4B Certificates immediately prior to distributions for such period.

•

The Class II-AX Certificates will be entitled to interest distributions calculated at a rate equal to the excess, if any, of (x) the net rate cap for the group II mortgage loans over (y) the product of (1) on or prior to the Optional Termination Date, 1-month LIBOR + 0.20% per annum, and in the case where RFC does not exercise its right to the optional termination on the first possible Distribution Date, for each Distribution Date thereafter, 1-month LIBOR + 0.40% per annum and (2) the actual number of days in the related Interest Accrual Period divided by 30, based on a notional balance equal to 20% of the aggregate certificate principal balance of the Class II-A Certificates immediately prior to distributions for such period.

•	The Class I-A1AU, Class I-A2AU and Class I-A5AU Certificates.
•

The Class SB and Class R Certificates are residual classes. The Class SB Certificates will be entitled to releases of excess interest, as described under “Interest Payment Priority” and the Class R Certificates are REMIC tax residuals.

•	The Class P Certificates are entitled to prepayment penalty distributions from the mortgage loans.

CREDIT ENHANCEMENT

•	Credit enhancement for the benefit of the Certificateholders will be provided by (1) excess interest, (2) overcollateralization and (3) subordination.
•

Realized Losses on the loans in excess of available Overcollateralization and excess interest will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

NEGATIVE AMORTIZATION

•	All of the underlying mortgage loans that collateralize the trust fund are first lien negative amortization adjustable rate mortgage loans (the “Option ARMs”).
•

Since the Option ARMs are subject to Negative Amortization, the Certificates are subject to increases in their principal balances. However, the amount of Negative Amortization that occurs in each period with respect to the mortgage pool may be offset by all principal collected from the mortgage loans.

•

Any Negative Amortization that is not offset by principal received (“Net Deferred Interest”) will be allocated to all of the related Class A and Class M Certificates, pro rata, according to their respective certificate principal balances, or with respect to each of the Class M Certificates, the related Subordinate Component of the Class M Certificates, in reduction of the interest distributable to such Class for such Distribution Date, and such reduction in interest distributable will be added to the certificate principal balance of such class.

•

Any Net Deferred Interest allocable to the Class I-A1AU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A1A Certificates. As a result, the certificate principal balance of the Class I-A1A Certificates will not increase due to Net Deferred Interest unless there is a default in payment under the cap agreement.

•

In the case that any Net Deferred Interest is allocated to the Class I-A1AU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A1AU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A1A Certificates and (ii) principal paid to the Class I-A1AU Certificates will first go to pay back any Net Deferred Interest covered by the cap counterparty before reducing the class certificate balance of the Class I-A1A Certificates.

•

Any Net Deferred Interest allocable to the Class I-A2AU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A2A Certificates. As a result, the certificate principal balance of the Class I-A2A Certificates will not increase due to Net Deferred Interest unless there is a default in payment under the cap agreement.

•

In the case that any Net Deferred Interest is allocated to the Class I-A2AU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A2AU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A2A Certificates and (ii) principal paid to the Class I-A2AU Certificates will first go to pay back any Net Deferred Interest covered by the cap counterparty before reducing the class certificate balance of the Class I-A2A Certificates.

•

Any Net Deferred Interest allocable to the Class I-A5AU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A5A Certificates. As a result, the certificate principal balance of the Class I-A5A Certificates will not increase due to Net Deferred Interest unless there is a default in payment under the cap agreement.

•

In the case that any Net Deferred Interest is allocated to the Class I-A5AU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A5AU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A5A Certificates and (ii) principal paid to the Class I-A5AU Certificates will first go to pay back any Net Deferred Interest covered by the cap counterparty before reducing the class certificate balance of the Class I-A5A Certificates.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

Structure

Principal

•       The Subordinate Certificates will be locked-out from distributions of principal until the later of (a) the 37th Distribution Date or (b) until the Senior Enhancement Percentage is greater than, for each Distribution Date before November 2012, 22.87% and each Distribution Date thereafter, 18.30% (the “Stepdown Date”).

•       On or after the Stepdown Date, provided a Trigger Event is not in effect, principal will be distributed to the Class A Certificates until the applicable Subordination Percentage has been reached. Once the applicable Subordination Percentage has been reached for the class of certificates, all principal will then be allocated sequentially to the Subordinate Certificates so that the credit enhancement behind each class equals the respective Subordination Percentage for such class.

Interest

•       The Class A and the Subordinate Certificates will accrue interest at a per annum rate equal to 1-month LIBOR plus a specified margin, subject to the applicable Net Rate Cap.

•       The margin on the Class A Certificates will increase to 2.0 times, and the margin on the Subordinate Certificates will increase 1.5 times, the stated margin for such classes beginning on the Distribution Date occurring after the date on which the Optional Termination may first be exercised.

•       Basis Risk Shortfalls will be paid on future Distribution Dates together with interest thereon, to the extent of funds available, after all current interest has been paid on each class of Certificates.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

STRUCTURE (CONT.)

Subordination of Certificates

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS

Cut-off Date:	October 1, 2006
Settlement Date:	October 31, 2006
Distribution Date:	25th of each month, commencing in November 2006
Issuing Entity:	RALI 2006-QO8 Trust; RALI Grantor Trust I-A1A, Series 2006-QO8; RALI Grantor Trust I-A2A, Series 2006-QO8; RALI Grantor Trust I-A5A, Series 2006-QO8
Trustee:	Deutsche Bank Trust Company Americas
Pricing Speed:

100% PPC, where individual pricing ramps are applied to collateral based on penalty term and rate type. The approximate weighted average pricing speed is initially approximately 15% CPR, ramping up to approximately 54% CPR in month 37. This curve is based on individual underlying prepayment curves, and is subject to change based on final collateral composition.

Master Servicer:	Residential Funding Company, LLC (“RFC”)
Certificates:	“Senior Certificates”: Class A Certificates

“Subordinate Certificates”: Class M Certificates

“Certificates”: Senior, Subordinate, Class SB, Class P and Class R Certificates

Servicer Fee:

The servicing fees related to each mortgage loan generally will be 0.425% per annum of the outstanding principal balance of that mortgage loan. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of 0.05% per annum, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan generally at a rate of 0.375% per annum.

Day Count:	Actual/360 for the Senior and Subordinate Certificates
Interest Accrual Period:

The “Interest Accrual Period” applicable to the Senior Certificates and the Subordinate Certificates, with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or in the case of the first Distribution Date, October 25, 2006) and ending on the day immediately preceding the related Distribution Date.

Accrued Interest:	All Certificates settle with 6 days of accrued interest.
Settlement:	The Senior and Subordinate Certificates will settle with accrued interest.
Delay Days:	Zero day delay for the Senior and Subordinate Certificates.
Registration:	All the Senior and Subordinate Certificates are book-entry form through DTC.
Minimum Denomination:

Minimum $25,000; increments $1 in excess thereof for the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates. Minimum $250,000; increments $1 in excess thereof for the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

SMMEA Eligibility:	The Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be SMMEA eligible.
ERISA Eligibility:

The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions, including, in the case of the Class I-A1A, Class I-A2A and Class I-A5A Certificates, satisfaction of a prohibited transaction class exemption. Prospective investors should review with legal advisors as to whether the purchase and holding of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

Trigger Event:

A “Trigger Event” will be in effect for the Certificates with respect to any Distribution Date if (a) on or after the Stepdown Date, the Sixty-Plus Delinquency Percentage, as determined on that Distribution Date, exceeds 30.60% prior to the Distribution Date in November 2012, or 38.25% on or after the Distribution Date in November 2012, of the Senior Enhancement Percentage for that Distribution Date or (b) on or after the Stepdown Date, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable amount set forth below:

Month	Distribution Date	Loss Percentage
37-48	Nov 2009 thru Oct 2010	0.45% for the 1st month + 1/12th of 0.35% for each month thereafter
49-60	Nov 2010 thru Oct 2011	0.80% for the 1st month + 1/12th of 0.35% for each month thereafter
61-72	Nov 2011 thru Oct 2012	1.15% for the 1st month + 1/12th of 0.45% for each month thereafter
73-84	Nov 2012 thru Oct 2013	1.60% for the 1st month + 1/12th of 0.15% for each month thereafter
85-96	Nov 2013 and thereafter	1.75%

Sixty-Plus Delinquency

Percentage:

With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average, for each of the three Distribution Dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgage loans in foreclosure, REO and bankruptcy, over (y) the aggregate stated principal balance for the immediately preceding distribution date.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

Basis Risk Shortfall:

With respect to any class of Senior Certificates or Subordinate Certificates and any Distribution Date on which the applicable Net Rate Cap is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the applicable Net Rate Cap (such amount “Basis Risk Shortfall”). Any Basis Risk Shortfall plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class, will be payable on each distribution date to the extent of available Excess Cash Flow (such aggregate amount, “Basis Risk Shortfall Carryforward Amounts”).

Subordination Percentages:

After the Stepdown Date and if a Trigger Event is not in effect, the Certificates should be paid down so that their balances conform to the following percentages of the ending aggregate stated principal balance of the mortgage loans for each Distribution Date:

	Subordination Percentages
Class	Pre 11/2012	11/2012 and thereafter
A	77.13%	81.70%
M-1	81.75%	85.40%
M-2	86.25%	89.00%
M-3	88.13%	90.50%
M-4	91.00%	92.80%
M-5	92.25%	93.80%
M-6	93.50%	94.80%
M-7	94.88%	95.90%
M-8	96.00%	96.80%
M-9	97.25%	97.80%

Prior to the Stepdown Date or when a Trigger Event is in effect, the classes will be paid down, until the Required Overcollateralization Amount is achieved, first to the Class A Certificates, pro rata, and then to the Subordinate Certificates sequentially, in order of their numerical designation, until each respective certificate principal balance is reduced to zero.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

Group I Net Rate Cap:

The “Group I Net Rate Cap” with respect to each Distribution Date and the Offered Certificates will be an annual rate equal to (a) the weighted average of the mortgage rates on the group I mortgage loans for such Distribution Date minus the sum of (i) the master servicing fee rate and the subservicing fee rate and (ii) the product of (A) a rate equal to the interest due on the Class I-AX Certificates divided by the beginning stated principal balance for the group I mortgage loans for such Distribution Date and (B) 12, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

Group II Net Rate Cap:

The “Group II Net Rate Cap” with respect to each Distribution Date and the Offered Certificates will be an annual rate equal to (a) the weighted average of the mortgage rates on the group I mortgage loans for such Distribution Date minus the sum of (i) the master servicing fee rate and the subservicing fee rate and (ii) the product of (A) a rate equal to the interest due on the Class II-AX Certificates divided by the beginning stated principal balance for the group II mortgage loans for such Distribution Date and (B) 12, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

Subordinate

Net Rate Cap:	For each Distribution Date, the weighted average of the net rate caps of each related mortgage group, weighted on the basis of the Group Subordinate

Amount for each loan group.

Group Subordinate

Amount:

For each Distribution Date and each loan group, the excess of the aggregate stated principal balance of the mortgage loans for such loan group over the beginning aggregate certificate principal balance of the related Senior Certificates for such Distribution Date.

Accrued Certificate Interest:

For any class of Offered Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable pass-through rate during the related Interest Accrual Period on the certificate principal balance of such class immediately prior to such Distribution Date, minus Net Deferred Interest, if any, allocated to that class for that Distribution Date.

Negative Amortization:	The excess, if any, of interest due on any mortgage loan in a month over the monthly payment received for such mortgage loan in that month.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

Interest Carryforward Amount:

For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Interest Carryforward Amount for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate. Interest Carryforward Amount shall not include amounts attributable to an allocation of Net Deferred Interest.

Net Deferred Interest:	Any interest shortfall resulting from Net Negative Amortization.
Net Negative Amortization:

For any Distribution Date and either mortgage group, the excess, if any, of (i) the Negative Amortization with respect to such group of mortgage loans for the calendar month prior to that Distribution Date, over (ii) the aggregate amount of principal payments (scheduled payments, unscheduled prepayments and recoveries) received with respect to such group of mortgage loans.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

On each Distribution Date, the interest remittance amount for each loan group for such date will be distributed concurrently as follows:

A.	On each Distribution Date, the interest remittance amount for loan group I for such date will be distributed in the following order of priority:
1.

to pay Accrued Certificate Interest and Interest Carryforward Amount to the Class I-AX, Class I-A1AU, Class I-A2AU, Class I-A5AU, Class I-A1B, Class I-A3A, Class I-A3B, Class I-A4A and Class I-A4B Certificates, pro rata;

2.	to the extent necessary, to pay Accrued Certificate Interest and Interest Carryforward Amount to the senior certificates related to loan group II, pro rata; and
3.	for application in clause (C) below;

B.	On each Distribution Date, the interest remittance amount for loan group II for such date will be distributed in the following order of priority:
1.	to pay Accrued Certificate Interest and Interest Carryforward Amount to the Class II-AX and Class II-A Certificates, pro rata;
2.	to the extent necessary, to pay Accrued Certificate Interest and Interest Carryforward Amount to the senior certificates related to loan group I, pro rata; and
3.	for application in clause (C) below;

C.	On each Distribution Date, the remaining amounts of the interest remittance amounts from loan group I or loan group II for such date will be distributed in the following order of priority:
1)	To pay Accrued Certificate Interest and Interest Carryforward Amount to the Subordinate Certificates, sequentially, in order of numerical designation;
2)

as principal, according to the principal distribution rule in effect for such Distribution Date, as needed to maintain the Required Overcollateralization Amount, but only to the extent of Subsequent Recoveries received for that Distribution Date;

3)	as principal, according to the principal distribution rule in effect for such Distribution Date, the Overcollateralization Increase Amount;
4)	To pay:

1.            first, concurrently in proportion to Realized Losses previously allocated thereto that remain unreimbursed, to the Senior Certificates; and

2.            second, sequentially, to the Class M Certificates, in numerical order, any Realized Losses previously allocated thereto that remain unreimbursed, for that class and that Distribution Date;

5)

To pay concurrently in proportion to their respective Basis Risk Shortfall and unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Basis Risk Shortfall Carryforward Amounts;

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

6)	To pay sequentially to the Class M Certificates, in numerical order, any Basis Risk Shortfall and Basis Risk Shortfall Carryforward Amounts; and
7)	To pay remaining amounts to the holder of the Class SB Certificates.

The Class I-A1AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A1A Certificates represent the entire beneficial interest therein. All payments on the Class I-A1A Certificates will be made from (i) distributions received on the underlying Class I-A1AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A2AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A2A Certificates represent the entire beneficial interest therein. All payments on the Class I-A2A Certificates will be made from (i) distributions received on the underlying Class I-A2AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A5AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A5A Certificates represent the entire beneficial interest therein. All payments on the Class I-A5A Certificates will be made from (i) distributions received on the underlying Class I-A5AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

Principal Payment Priority:

On each Distribution Date, principal will be paid in the following order of priority until the aggregate certificate principal balance of the Certificates equals the aggregate pool balance of the mortgage loans minus the Required Overcollateralization Amount for the Distribution Date:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

Pool I: All principal from the group I mortgage loans will be distributed as follows:

1)

Sequentially, as follows, (i) pro rata to (x) sequentially to the Class I-A1AU, Class I-A2AU and Class I-A5AU Certificates, (y) the Class I-A1B Certificates, (ii) pro rata, to the Class I-A3A and Class I-A3B Certificates and (iii) to the Class I-A4A and Class I-A4B Certificates, until their respective certificate principal balances have been reduced to zero;

2)	To the extent necessary, to pay principal to the Class II-A Certificates; and
3)	Any remaining principal will be paid to the Subordinate Certificates, sequentially, in order of numerical designation, until their respective principal balances have been reduced to zero.

Pool II: All principal from the group II mortgage loans will be distributed as follows:

1)	to the Class II-A Certificates, until its certificate principal balance has been reduced to zero;
2)	To the extent necessary, to pay principal to the Class I-A1AU, Class I-A2AU, Class I-A5AU, Class I-A1B, Class I-A3A, Class I-A3B, Class I-A4A and Class I-A4B Certificates as shown above; and
3)	Any remaining principal will be paid to the Subordinate Certificates, sequentially, in order of numerical designation, until their respective principal balances have been reduced to zero.
II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect:
a)

All principal will be paid to the senior certificates, according to clause I., until each such class has been reduced to zero, provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the applicable Subordination Percentage in the aggregate on such Distribution Date; and

b)

All remaining principal will be allocated to the Subordinate Certificates, sequentially, until the certificate principal balance of each of the Subordinate Certificates, after giving effect to distributions on that Distribution Date, equals the applicable Subordination Percentage for that Distribution Date.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

RESIDENTIAL MORTGAGE FINANCE

SUMMARY OF TERMS (CONTINUED)

The Class I-A1AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A1A Certificates represent the entire beneficial interest therein. All payments on the Class I-A1A Certificates will be made from (i) distributions received on the underlying Class I-A1AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A2AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A2A Certificates represent the entire beneficial interest therein. All payments on the Class I-A2A Certificates will be made from (i) distributions received on the underlying Class I-A2AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A5AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A5A Certificates represent the entire beneficial interest therein. All payments on the Class I-A5A Certificates will be made from (i) distributions received on the underlying Class I-A5AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

Realized Loss:

With respect to a Distribution Date and any defaulted mortgage loan, the excess of the principal balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

Senior	With respect to a Distribution Date on or after the Stepdown Date is equal to a fraction
Enhancement	(expressed as a percentage) of (1) the numerator of which is the sum of the aggregate
Percentage:

certificate principal balance of the Subordinate Certificates and the Overcollateralization Amount prior to principal distributions (which, for purposes of this definition only, shall not be less than zero) and (2) the denominator of which is the principal balance of the mortgage loans for the preceding Distribution Date, after giving effect to distributions on that Distribution Date.

Class A Principal

Distribution Amount:

For any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (x) the Principal Distribution Amount, and (y) an amount equal to the lesser of (a) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans for that Distribution Date determined as of the last day of the related Due Period, and (b) the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the Overcollateralization Floor.

Overcollateralization	An amount equal to 0.50% of the Cut-off Date pool principal balance of the
Floor:	mortgage loans.

SUMMARY OF TERMS (CONTINUED)

Required	With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal
Overcollateralization	to 1.10% of the aggregate principal balance of the mortgage loans as
Amount:

of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (1) the lesser of (x) 1.10% of the principal balance of the mortgage loans as of the Cut-off Date and (y) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in November 2012, 2.75% and thereafter, 2.20% and (ii) of the aggregate stated principal balance of the mortgage loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (2) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the Required Overcollateralization Amount as in effect for the prior Distribution Date.

Overcollateralization	With respect to any Distribution Date an amount equal to the lesser of (i) excess cash
Increase	flow for that Distribution Date (to the extent not used to cover more senior
Amount:	distributions) and (ii) the excess, if any, of (i) the Required Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Amount for that Distribution Date.

Overcollateralization	For any Distribution Date is the amount, if any, by which (x) the principal balance of
Amount:	the mortgage loans as of the Due Date in the month of that Distribution Date

(after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate certificate principal balance of the Certificates (after giving effect to distributions on that Distribution Date).

Subsequent	Any unexpected recoveries received after the determination by the servicer that it has
Recoveries:

received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Compensating Interest:

Compensating Interest on any Distribution Date will be limited to the lesser of (a) 0.125% of the aggregate Stated Principal Balance of the mortgage loans immediately prior to that Distribution Date, and (b) the master servicing fee payable on that Distribution Date and the reinvestment income received by the master servicer with respect to the amount payable to the certificateholders on that distribution date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any Distribution Date. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the issuer term sheet, term sheet supplement or the related base prospectus.

The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.